UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2025

FS CREDIT INCOME FUND

(Exact name of Registrant as specified in its charter)

Delaware	811-23221	81-4285943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 27, 2025, FS Credit Income Fund (the “Fund”) announced an increase to the monthly distribution amount for each class of common shares of beneficial interest of the Fund for the month of January.

The annualized distribution rate for Class I shares will increase to 10.03% based on the net asset value (“NAV”) per Class I share as of December 31, 2024, representing an approximate 16.89% increase to the distribution rate for Class I shares.

The annualized distribution rate for Class A shares will increase to 9.81% based on the NAV per Class A share as of December 31, 2024, representing an approximate 17.39% increase.

The annualized distribution rate for Class T shares will increase to 9.54% based on the NAV per Class T share as of December 31, 2024, representing an approximate 17.93% increase.

The annualized distribution rate for Class U shares will increase to 9.33% based on the NAV per Class U share as of December 31, 2024, representing an approximate 18.50% increase.

The annualized distribution rate for Class U-2 shares will increase to 9.24% based on the NAV per Class U-2 share as of December 31, 2024, representing an approximate 18.51% increase.

The timing and amount of any future distributions to shareholders are subject to applicable legal restrictions and the sole discretion of the board of trustees of the Fund.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER

Exhibit 99.1	Press Release, dated January 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Income Fund

Date: January 27, 2025	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel